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                                                                   EXHIBIT 23.9


                         [HOLLAND & HART LETTERHEAD]


                              November 27, 1995


        The undersigned has acted as special counsel to Saba Petroleum Company, a Delaware corporation (the "Company") in connection with certain matters described in the Company's Registration Statement on Form SB-2 (File No.
33-94678) registering the Company's    % Convertible Subordinated
Debentures due 2005, and consents to the reference to the undersigned under the caption "Certain Legal Matters" in the Prospectus constituting a part of such Registration Statement.





                                        HOLLAND & HART